EXHIBIT 99.1

Outdoor Channel Holdings Reports First Quarter 2012 Results

TEMECULA, Calif., May 8, 2012 (GLOBE NEWSWIRE) -- Outdoor Channel Holdings, Inc. (Nasdaq:OUTD) today reported its financial results for the first quarter ended March 31, 2012.

Total revenues for the quarter were $14.3 million, a decrease of 3% compared with $14.8 million in the first quarter of 2011 due primarily to expected lower revenues at the Company's Production Services segment. Advertising revenue for the quarter was $7.4 million, a decrease of 2% from $7.6 million in the first quarter of 2011 due primarily to lower short-form revenues. Subscriber fees for the quarter were $5.2 million, a 9% increase compared to the prior-year period due to a combination of rate increases and lower year-over-year changes in estimated reserves for potential most-favored nations ("MFN") liabilities with distribution partners. Production Services revenue totaled $1.7 million for the quarter, a decrease of 31% compared to the first quarter of 2011 due primarily to the Company's prior decision to reduce Winnercomm's non-core and low-margin business.

The Company's operating loss for the first quarter 2012 was $2.0 million compared to an operating loss of $1.2 million in the first quarter of 2011. The decline in the Company's operating income was primarily attributable to higher programming and advertising expenses and expenses related to the Company's management succession changes in February 2012.

The Company's consolidated net loss for the 2012 first quarter was $1.2 million, or $0.05 per basic and diluted share, compared to a net loss of $ 830,000, or $0.03 per basic and diluted share, in the first quarter of 2011.

"During the first quarter we began to implement our increased program and advertising investments in line with our strategic plan. Major League Fishing, which debuted late in the quarter, reflects the first of those new program investments and is consistent with our goal of delivering compelling outdoor content that possesses an increased character and event-driven focus. We expect that most of our new program investments will begin airing on the Channel in 2013. In addition to strengthening our content offering, we are also focused on accelerating the growth of our subscriber base, which has increased by over 2.7 million subscribers since a year ago this time," said Tom Hornish, President & Chief Executive Officer. "The performance of both our Production Services and Aerial Camera units meaningfully improved during the first quarter, and our focus on operational efficiencies at both segments has begun to positively impact our results. In the year ahead, we expect our programming and advertising investments to constrain near-term profitability at the Channel, largely offset by improved bottom-line results at our Production Services and Aerial Cameras units. We believe our investment strategy will further strengthen our brand and leadership position, expand our audience, and drive future profitability and shareholder value."

Review of Segment Operating Results

The Outdoor Channel ("TOC") posted an operating loss of $931,000 for the quarter compared to operating income of $277,000 for the first quarter of 2011. The reduced operating income was driven primarily by increased advertising and programming expense and expenses related to the Company's succession changes in February 2012, net of a 2% increase in TOC's revenues.

The Production Services unit posted an operating loss for the quarter, before the effect of intercompany eliminations, of $381,000 compared to an operating loss of $645,000 for the first quarter of 2011. The improved operating results are primarily the result of lower facility costs resulting from our fourth quarter 2011 relocation along with lower compensation expense resulting from 2011 downsizing activities.

Our Aerial Cameras unit posted an operating loss of $649,000 for the quarter compared to an operating loss of $744,000 for the first quarter of 2011 on lower legal expense and operating efficiencies from our September 2011 office relocations, net of a reduction of gross margins from fewer first quarter events.

Consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense (adjusted EBITDA), was negative $415,000 for the quarter, compared to positive $337,000 in the prior-year period. TOC's adjusted EBITDA totaled $253,000 for the quarter compared to $1.3 million in the prior-year period, an 81% decline. Production Services' adjusted EBITDA was negative $274,000 for the quarter compared to $496,000 in the prior-year period and Aerial Cameras' adjusted EBITDA was negative $394,000 for the quarter compared to $514,000 in the prior-year with both segments' improved results driven primarily by expense reductions.

Investor Conference Call

Outdoor Channel Holdings' management will host an investor conference call on May 8, 2012, at 2:30 p.m. PT (5:30 p.m. ET) to review the Company's financials and operations for its first quarter ended March 31, 2012. Investment professionals and shareholders are invited to participate in the live call by dialing 866-510-0707 (domestic) or 617-597-5376 (international) and using participant passcode 90994538. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the Company's Web site, www.outdoorchannel.com.

For those who are not available to listen to the live broadcast, the call will be archived online for one year. A telephonic playback of the conference call also will be available through Tuesday, May 15, 2012, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 83574657.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America's Leader in Outdoor TV, and Winnercomm Inc., an Emmy Award winning production and interactive company. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm Inc. is one of America's leading and highest quality producers of live sporting events and sports series for cable and broadcast television. Outdoor Channel Holdings, Inc. also owns and operates the SkyCam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football. For more information please visit http://www.outdoorchannel.com.

Nielsen Media Research Universe Estimates for Outdoor Channel

Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 37.8 million cable and satellite subscribers for May 2012. Please note that this estimate regarding Outdoor Channel's subscriber base is made by Nielsen and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

Use of Non-GAAP Financial Information

This press release includes "non-GAAP financial measures" within the meaning of the Securities and Exchange Commission rules. The Company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense ("Adjusted EBITDA)", provides greater comparability regarding its ongoing operating performance and is helpful as an indicator of the current financial performance of the Company and its capacity to generate operating cash and operationally fund capital expenditures and working capital requirements. We believe this information is also used by analysts and investors to evaluate our operating performance without regard to such items as depreciation and amortization and taxes.  Adjusted EBITDA is not intended to be considered in isolation or as a substitute for net income or loss calculated in accordance with U.S. GAAP. A reconciliation of the Company's U.S. GAAP net loss to Adjusted EBITDA is provided in the attached table.

Safe Harbor Statement

Statements in this news release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the Company resulting from the Company's current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The Company's actual results could differ materially from those discussed in any forward-looking statements. The Company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) changes in Nielsen methodology and estimates; (3) a decline in the number of viewers from having Outdoor Channel placed in less popular cable or satellite packages, or increases in subscription fees, established by the service providers; (4) increased competition in demand in price from broadcast networks; (5) a decrease in advertising revenue as a result of a deterioration in general economic conditions; and other factors which are discussed in the Company's filings with the Securities and Exchange Commission. For these forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands)

	Three Months Ended
	March 31
	2012	2011
Revenues:	(Unaudited)
Advertising	$ 7,435	$ 7,585
Subscriber fees	5,176	4,747
Production services	1,710	2,480

Total revenues	14,321	14,812

Cost of services:
Programming	1,798	1,630
Satellite transmission fees	429	399
Production and operations	4,141	4,553
Other direct costs	11	92

Total cost of services	6,379	6,674

Other expenses:
Advertising	648	305
Selling, general and administrative	8,553	8,283
Depreciation and amortization	732	746

Total other expenses	9,933	9,334

Total operating expenses	16,312	16,008

Loss from operations	(1,991)	(1,196)

Interest and other income, net	19	9

Loss before income taxes	(1,972)	(1,187)

Income tax benefit	(814)	(357)

Net loss	(1,158)	(830)
Net loss attributable to noncontrolling interest	--	--

Net loss attributable to controlling interest	$ (1,158)	$ (830)

Loss per common share data:
Basic	$ (0.05)	$ (0.03)
Diluted	$ (0.05)	$ (0.03)

Weighted average number of common shares outstanding
Basic	25,021	24,605
Diluted	25,021	24,605

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Segment Operating Results
(in thousands)

	Three Months Ended
	March 31
	2012	2011
	(unaudited)
Revenues

TOC	$ 12,611	$ 12,332
Production Services	1,017	1,829
Aerial Cameras	1,105	1,235
Eliminations	(412)	(584)
Total revenues	$ 14,321	$ 14,812

Cost of Services

TOC	$ 4,813	$ 4,415
Production Services	967	1,669
Aerial Cameras	981	1,090
Eliminations	(382)	(500)
Total cost of services	$ 6,379	$ 6,674

Other Expenses

TOC	$ 8,729	$ 7,640
Production Services	431	805
Aerial Cameras	773	889
Eliminations	--	--
Total other expenses	$ 9,933	$ 9,334

Income (Loss) from Operations

TOC	$ (931)	$ 277
Production Services	(381)	(645)
Aerial Cameras	(649)	(744)
Eliminations	(30)	(84)
Loss from operations	$ (1,991)	$ (1,196)

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of U.S. GAAP Measures to U.S. Non-GAAP Measures
(unaudited, in thousands)

	Three Months Ended
	March 31
	2012	2011

Net loss	$ (1,158)	$ (830)

Add/Subtract:
	--	--
Interest and other income, net	(19)	(9)
Income tax benefit	(814)	(357)
Depreciation and amortization	732	746

EBITDA	$ (1,259)	$ (450)

Adjusted for:

Share-based compensation expense	844	787

EBITDA as adjusted for share-based compensation expense	$ (415)	$ 337

Summary of Cost of Services
Share-based compensation expense	$ 55	$ 57
Cost of services	6,324	6,617
Total cost of services	$ 6,379	$ 6,674

Summary of Selling, General and Administrative
Share-based compensation expense	$ 789	$ 730
Selling, general and administrative	7,764	7,553
Total selling, general and administrative	$ 8,553	$ 8,283

Summary of Other Income
Interest income	$ 38	$ 31
Interest and other expense	(19)	(22)
Total other income	$ 19	$ 9

EBITDA as adjusted by Segment
Outdoor Channel	$ 253	$ 1,347
Production Services *	$ (274)	(496)
Aerial Cameras	(394)	(514)

EBITDA as adjusted for share-based compensation expense	$ (415)	$ 337

* - eliminations included in Production Services segment

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$ 20,933	$ 19,498
Investments in available-for-sale securities	38,167	40,049
Accounts receivable, net of allowance for doubtful accounts	9,998	13,657
Other current assets	14,848	14,066
Total current assets	83,946	87,270

Property, plant and equipment, net	11,578	11,875
Goodwill and amortizable intangible assets, net	43,483	43,538
Investments in auction-rate securities	4,954	4,940
Deferred tax assets, net	754	754
Deposits and other assets	660	809

Totals	$ 145,375	$ 149,186

Liabilities and Equity

Current liabilities	$ 11,961	$ 14,955
Long-term liabilities	924	906
Total liabilities	12,885	15,861

Total stockholders' equity	132,490	133,325
Noncontrolling interest	--	--
Total equity	132,490	133,325

Totals	$ 145,375	$ 149,186

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2012	2011

Operating activities:
Net loss	$ (1,158)	$ (830)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	732	746
Amortization of subscriber acquisition fees	472	408
Loss on sale of equipment	10	2
Provision for doubtful accounts	15	79
Share-based employee and non-employee compensation	844	787
Deferred tax benefit	--	(391)

Changes in operating assets and liabilities:
Accounts receivable	3,644	6,598
Income tax receivable and payable, net	(2,781)	(2,567)
Programming and production costs	(1,540)	(1,060)
Other current assets	1,487	487
Deposits and other assets	34	47
Subscriber acquisition fees	--	(191)
Accounts payable and accrued expenses	(1,672)	(4,049)
Deferred revenue	538	319
Deferred obligations	61	23
Unfavorable lease obligations	(39)	(37)
Net cash provided by operating activities	647	371

Investing activities:
Purchases of property, plant and equipment	(646)	(338)
Purchase of intangibles	--	(75)
Proceeds from sale of equipment	87	--
Purchases of available-for-sale securities	(24,143)	(27,992)
Proceeds from sale of available-for-sale and auction-rate securities	26,037	27,000
Net cash provided by (used in) investing activities	1,335	(1,405)

Financing activities:
Purchase of common stock	(547)	(471)
Net cash used in financing activities	(547)	(471)

Net increase (decrease) in cash and cash equivalents	1,435	(1,505)
Cash and cash equivalents, beginning of period	19,498	32,578
Cash and cash equivalents, end of period	$ 20,933	$ 31,073

Supplemental disclosure of cash flow information:
Income taxes paid	$ 1,960	$ 2,542

Supplemental disclosure of non-cash investing and financing activities:
Effect of net increase in fair value of available-for-sale and auction-rate securities	$ 26	$ 11
Property, plant and equipment costs incurrred but not paid	$ 178	$ 5
CONTACT: For Company:
         Tom Allen
         Executive Vice President
         Chief Operating Officer / Chief Financial Officer
         951-699-6991, ext. 287
         tallen@outdoorchannel.com

         For Investors:
         Brad Edwards
         Brainerd Communicators, Inc.
         212-986-6667
         edwards@braincomm.com

         For Media:
         Nancy Zakhary
         Brainerd Communicators, Inc.
         212-986-6667
         nancy@braincomm.com